UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2002

Conductus, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-19915	77-0162388
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

969 West Maude Avenue, Sunnyvale, California	94086
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
(408) 523-9950

Not applicable
(Former name or former address, if changed since last report.)

Item 5.            Other Events.

Conductus, Inc., a Delaware corporation (the “Company”), has entered into a Third Amendment to Rights Agreement, dated as of October 10, 2002 (the “Third Rights Agreement Amendment”), with EquiServe Trust Company, N.A. as successor Rights Agent, which amends the Rights Agreement, dated as of January 29, 1998 (the “Rights Agreement”), originally between the Company and Boston EquiServe L.P., as Rights Agent.  Among other things, the Third Rights Agreement Amendment amends the Rights Agreement such that (i) none of Superconductor Technologies Inc., a Delaware corporation (“Superconductor”), STI Acquisition, Inc., a Delaware corporation (“Merger Sub”) or any of their affiliates or associates shall be deemed to be an Acquiring Person, as such term is defined in the Rights Agreement, and (ii) neither a Shares Acquisition Date nor a Distribution Date, as such terms are defined in the Rights Agreement, shall be deemed to occur by virtue of the execution of the Agreement and Plan of Merger dated October 10, 2002 among Superconductor, Merger Sub and the Company, or by the announcement or the consummation of the transactions contemplated therein.  The Third Rights Agreement Amendment is attached hereto as Exhibit 4.1 and is incorporated herein by reference.  The foregoing description of the Third Rights Agreement Amendment is qualified in its entirety by reference to such exhibit.

Item 7.            Financial Statements and Exhibits.

Exhibit No.	Description

4.1

Third Amendment to Rights Agreement, dated as of October 10, 2002 to the Rights Agreement, dated as of January 28, 1998, as amended, originally between the Company and Boston EquiServe L.P. (incorporated herein by reference to Exhibit 4 to the registrant’s Form 8-A/A registration statement filed with the Securities and Exchange Commission on October 23, 2002).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 22, 2002		CONDUCTUS, INC. (Registrant)

	By:	/s/ Ron Wilderink
	Name:	Ron Wilderink
	Title:	Vice President of Finance and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

4.1

Third Amendment to Rights Agreement, dated as of October 10, 2002 to the Rights Agreement, dated as of January 28, 1998, as amended, originally between the Company and Boston EquiServe L.P. (incorporated herein by reference to Exhibit 4 to the registrant’s Form 8-A/A registration statement filed with the Securities and Exchange Commission on October 23, 2002).